POWER OF ATTORNEY


STATE OF TEXAS         )(

                                    KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF DALLAS       )(


THAT I, Antoine M. Doumet, a Director of United States Lime & Minerals, Inc., a Texas corporation, hereby constitute and appoint Timothy W. Byrne and M. Michael Owens as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign for me and in my name, place, and stead, in any and all capacities, any and all forms required to be filed by me pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder and any and all amendments to such forms and to file the same with the United States Securities and Exchange Commission. I further hereby ratify and confirm any and all actions, matters, and things that such attorneys-in-fact and agents shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers granted herein. This Power of Attorney expires on December 31, 2003.

         EXECUTED this 15th day of November, 2002


                                                /s/ Antoine M. Doumet
                                                -------------------------------

STATE OF TEXAS         )(
COUNTY OF DALLAS       )(

         This instrument was acknowledged before me on the 15th day of November, 2002 by Antoine M. Doumet.

                                                /s/ Nita Webb
                                                -------------------------------
                                                Notary Public
                                                State of Texas

                                                My Commission Expires:
                                                10/12/03